SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        January 26, 1999
                                                        ------------------------



                               UNOCAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
--------------------------------------------------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
--------------------------------------------------------------------------------

(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.

Unocal Corporation announced that it has reached agreement to sell its 75-percent interest in a geothermal steam venture at The Geysers in Northern California to Calpine Corporation for $101 million.

The transaction is expected to close by March 1 pending necessary consents. Unocal subsidiaries hold a 75-percent working interest in the geothermal energy production venture. Thermal Power Company, a Calpine affiliate, has the remaining 25-percent working interest.

The Geysers contributed approximately $18 million in pre-tax earnings and $23 million in pre-tax operating cash flow to Unocal's 1998 results.

Forward-looking statements about future business arrangements and transactions are based on assumptions concerning market, competitive, regulatory, and other considerations. Actual results could differ materially.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            UNOCAL CORPORATION
                                               (Registrant)





Date:  January 26, 1999                      By:  /s/ JOE D. CECIL
------------------------                     -----------------------------------
                                                  Joe D. Cecil
                                                  Vice President and Comptroller

                                       2